Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
March 8, 2007		or
Mark Wendel,
EVP & Chief Financial Officer
703-584-3400

Cardinal Financial Corporation Presented at Raymond James 28th Annual
Institutional Investor Conference

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced that it participated at the Raymond James 28th Annual Institutional Investor Conference in Orlando, Florida on Tuesday, March 6, 2007.  The presentation is available for the next thirty days on the Company’s website at www.cardinalbank.com.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.638 billion as of December 31, 2006, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 24 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with seven offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division with $5.8 billion in managed and custodial assets; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

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